Exhibit 10.4 (f)

                            BOK FINANCIAL CORPORATION
                  Third Amendment to 1991 Employment Agreement

      This amendment to 1991 Employment Agreement (the "Third Amendment") is made this ____ day of December 2006 (the "Third Amendment Date") between the following parties (the "Parties"):

            i. Stanley A. Lybarger, an individual residing in Tulsa, Oklahoma ("Executive"); and,

            ii.   Bank of Oklahoma, National Association ("Bank").

      The Bank and Executive, in exchange for the promises hereafter set forth and other good and valuable consideration (the receipt and adequacy of which the Parties hereby acknowledge), and intending to be legally bound hereby, agree as follows:

(1) Purpose of this Agreement. The Parties have heretofore entered in (i) that certain Employment Agreement effected June 7, 1991 and signed December 17, 1991 (the "Employment Agreement"), (ii) that certain Amendment to Employment Agreement dated July 31, 2001 (the "First Amendment"), and
      (iii) that certain Second  Amendment to 1991  Employment  Agreement  dated
      March 31, 2003 (the "Second Amendment"). The purpose of this Third Amendment is to (i) amend the Employment Agreement as herein provided and
      (ii) to supersede in their entirety the First Amendment and the Second Amendment. BOK Financial Corporation ("BOKF") owns all of the issued and outstanding capital stock of Bank.

(2) First Amendment and Second Amendment. The First Amendment and the Second Amendment are hereby superseded in their entirety by this Third Amendment. For sake of clarity, BOK acknowledges that:

            (i) Executive has recruited one or more candidates who have the qualifications to serve as chief operating officer for BOKF (collectively the "COO");

            (ii) The COO currently possesses the experience and qualifications on the basis of which the Chairman of the Board and Executive mutually agree it is reasonable to assume the COO should become qualified to be the Chief Executive Officer of BOKF at Termination.

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(3)   Special  Provisions   Respecting   Executive's   Employee  Stock  Options.
      Executive has heretofore been awarded options to acquire BOKF Common Stock pursuant to the BOKF 1997 Stock Option Plan, the BOKF 1996 Stock Option Plan, the BOKF 1995 Stock Option Plan, the BOKF 1994 Stock Option Plan and the BOKF 1993 Stock Option Plan and may be awarded options to acquire BOKF Common Stock pursuant to future BOKF stock option plans (collectively, the "Stock Option Plans" and the "Stock Options"). In addition, Executive may hereafter be issued restricted or performance shares of BOKF Common Stock
      ("Restricted   Shares")  pursuant  to  one  or  more  BOKF  restricted  or performance share plans ("Performance Share Plans"). Notwithstanding any provisions of the Stock Option Plans or Performance Share Plans to the contrary, all Stock Options and all Restricted Shares which have been issued to the Executive shall, subject to the following conditions precedent vest, on the Termination Date:

      (a) Unless terminated by BOKF without cause or terminated by Executive pursuant to Paragraph 6(a) of the Employment Agreement ("Termination By the Executive Following Occurrence of a Termination Event"), Executive shall have satisfactorily (as determined by the agreement of the Chairman of the Board and Executive) served as Chief Executive Officer until December 15, 2011(herein called "Termination Date");

      (b) The Chairman of the Board and Executive, each in the exercise of his good faith judgment, continue to agree as of July 1 of year from and after the Amendment Date (each an "Anniversary Date"), that the COO is qualified to be the Chief Executive Officer of the Corporation at Termination;

      (c) The Chairman of the Board and Executive, each in the exercise of his good faith judgment, agree that BOKF has maintained satisfactory performance through the Termination Date, giving due consideration to the performance of the United States economy in general and peer group financial institutions in the United States in particular;

      (d) In the event the Chairman of the Board and Executive do not, each in the exercise of his good faith judgment, reach the agreements described in sub-paragraphs (a), (b) and (c) above, the issue or issues shall be presented to the full Board of Directors of Bank for determination and the determination of the Bank Board of Directors shall be binding upon Bank and Executive;

      (e) Unless the Chairman of the Board shall advise Executive in writing on or before each applicable Anniversary Date that a condition precedent described in sub-paragraphs (a), (b), and/or (c) has not been met, such condition precedent shall be deemed to have been met.

      (f) Notwithstanding any provisions of the Stock Option Plans to the contrary, all Stock Options which have been awarded to Executive and which have

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            vested  as  of  the  Termination  Date  (whether   pursuant  to  the
            provisions  of  the  preceding   subparagraph  or  otherwise)  shall
            terminate, if not sooner exercised, fifteen (15) months following Termination Date.

(4) Amendment of Paragraph 6(b) of Employment Agreement. Paragraph 6(b) of the Employment Agreement is hereby amended by inserting in the third line thereof following the words "may terminate this Agreement" and preceding the words "as follows" the words "only after December 15, 2011".

(5) Amendment of Paragraph 3(b) of Employment Agreement. Paragraph 3(b) of the Employment Agreement is amended by substituting the word "executives" for the word "employees" in the sixth line thereof.

(6) Amendment of Paragraph 2(b) of Employment Agreement. Paragraph 2(b) of the Employment Agreement is hereby amended by inserting the word "materially" immediately preceding the word "interferes" in the fourth line thereof.

(7) Amendment of Paragraph 5(b)(i)(C) of Employment Agreement. Paragraph 5(b)(i)(C) of the Employment Agreement is hereby amended by adding at the end thereof following the words "fraudulent act" the words "materially injurious to Bank."

(8)   Amendment  of  Paragraph  5(b)(ii)  of  Employment  Agreement.   Paragraph
      5(b)(ii) is hereby deleted in its entirety and there is hereby substituted therefore the following:

            For purposes of this paragraph 5(b):

            (A) any act or omission to act by Executive in reliance upon an opinion of counsel to the Bank or upon a directive of the Board of Directors of the Bank or of BOKF shall not be deemed to be willful; and,

            (B) no failure to act described in paragraph 5(b)(i)(A) or act described in paragraph 5(b)(i)(B) shall be deemed willful unless written notice thereof has been given to Executive and Executive has been given a reasonable period of time to cure.

(9) Executive's Continued Involved with BOKF Beyond Termination and Prior to Age 65. In the event of Termination prior to reaching age 65, Executive will be permitted to continue to be involved in the business and affairs of BOKF as a part-time special employee, consultant, director with special duties, or in some other capacity to the extent reasonably required to permit Executive to continue to participate in BOKF's employee health care benefits until age 65, but only for so long as Executive continues to owe a duty of loyalty to BOKF. The costs of such participation shall be allocated between Bank and Executive equitably depending upon the level of Executive's continued involvement with BOKF. In the event Executive continues to be involved in any such capacity, all

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      compensation  due  Executive  which is  deferred  compensation  within the meaning of Section 409A of the Internal Revenue Code shall be paid to Executive on a date which is the later of (i) the date provided in that certain 409A Deferred Compensation Agreement dated March 15, 2005 between Executive and BOK Financial Corporation and (ii) a date as soon as administratively possible within the 45 day period after the later of six months following the date such involvement shall cease.

(10) Agreement Not To Compete. In consideration for the foregoing, Executive agrees not to Compete (as hereafter defined) for a period of two years following Termination except in the case of Termination by the Bank without cause. Executive agrees that (i) the restrictions imposed upon Executive by this Non-Competition Agreement are essential and necessary to ensure BOKF continues to enjoy the goodwill of the Bank, and (iii) all the restrictions (including particularly the time and geographical limitations) are fair and reasonable.

      (a)   As used herein,  Compete  means to directly or  indirectly  (whether individually or as an officer, director, employee, partner, stockholder, creditor, agent, or representative of other persons or entities) (i) engage in the banking business generally, or in any business in which the Bank or any of the Bank's affiliates has as of the date of such termination engaged, in any metropolitan area or any County contiguous thereto in which the Bank or any of the Bank's affiliates maintains an office as of the date of such termination,
            (ii) solicit clients of Bank or Bank's affiliates for banking business generally or for any business in which the Bank or any of Bank's affiliates have engaged as of the date of such termination, or (iii) solicit any employee of Bank or any of Bank's affiliates to seek employment with any person or entity except the Bank and its affiliates, whether, in either case, such solicitation is made within or without the area described herein.

      (b) Executive agrees that any remedy at law for any breach of this promise would be inadequate and, in the event of any such breach, BOKF shall be entitled to both immediate and permanent injunctive relief without the necessity of posting any bond therefor to preclude any such breach (in addition to any remedies of law which BOKF may be entitled).

      (c) Executive agrees that the provisions of this paragraph were accepted and agreed to in the First Amendment as of July 31, 2001, that Executive has accepted and enjoyed the benefit of the First Amendment since July 31, 2001, and that the restatement of the obligations of this Paragraph in this Third Amendment shall not adversely affect the ability of BOK or BOKF to enforce the provisions hereof.

(11) Ratification of Employment Agreement. As amended by this Third Amendment, the Employment Agreement shall remain in full force and effect in accordance with its terms.

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(12)  Miscellaneous  Provisions The  Miscellaneous  Provisions of Paragraph 8 of
      the Employment Agreement shall apply to this Third Amendment; provided, however, this Agreement is made for the benefit of BOKF and BOK.

Dated as of the Agreement Date.

                                        Bank of Oklahoma, National Association

                                        By
                                           -----------------------------------

                                        Stanley A. Lybarger


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